UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2025

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56608	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre Udyog Vihar, Phase III Gurugram, Haryana India	122016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +91 73375 53469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2025, we issued a press release announcing that effective September 24, 2025, Naveen Kumar Amar joined the Company as its Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Mr. Amar, 49, has over 27 years’ experience in all aspects of global corporate finance, including accounting management, audits, capital raises, compliance, taxation, mergers and acquisitions and investor relations. From July 2022 until joining the Company, Mr. Amar provided remote chief financial officer services from his base in New Delhi to companies in the United States, the United Kingdom and elsewhere abroad. From March 2021 to July 2022, Mr. Amar was Head – Finance & Commercial and Senior Vice President of SpiceExpress, the cargo unit of SpiceJet Ltd., an Indian low-cost airline, where he led a team of 85 responsible for finance and accounts, cargo and commercial operations, legal and compliance and other aspects of the unit’s operations. From May 2019 to June 2020, he was Global Chief Financial Officer for Munchado India, an integrated software technology enterprise provider for restaurants in the United States, Europe and India. From May 2012 to October 2018, Mr. Amar was Senior Vice President – Finance, Compliance & Company Secretary of MSD Wellcome Trust Hilleman Laboratories Pvt Ltd., a United States/United Kingdom joint venture based in India, which was engaged in the manufacture of vaccines for worldwide distribution. Other positions occupied by Mr. Kumar include Chief Financial Officer – India and Australia and Company Secretary for EDirect Proprietary Ltd., an telecommunications provider from November 2008 to January 2012 and India Manager – Financial Consolidation and Company Secretary for GE India from July 2007 to October 2008. Mr. Amar received a Bachelor of Commerce degree from the University of New Delhi, is a Chartered Accountant in India and holds a Company Secretary designation in India.

The Company and Mr. Amar entered into a five-year employment agreement providing for a base annual salary of approximately US$163,000 (based on current Indian rupee to U.S. dollar exchange rates). The employment agreement contains customary confidentiality, assignment of proprietary rights, non-competition and non-solicitation provisions. A copy of the employment agreement is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between SS Innovations International, Inc. and Naveen Kumar Amar
99.1	Press Release, dated September 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2025	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman and Chief Executive Officer

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